                                                                      EXHIBIT 12

                               HCC INDUSTRIES INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                    FOR THE THREE MONTHS ENDED
                                                                 --------------------------------
                                                                   JULY 1,               JULY 3,
                                                                    2000                  1999
                                                                 ------------        ------------
Earnings:

     Earnings (loss) before taxes                                $     1,524           $   (1,132)

     Add:  Fixed Charges*                                              2,862                2,827
                                                                 ------------        ------------
                                                                 $     4,386           $    1,695
                                                                 ============        ============

* Fixed Charges:

     Interest expense                                            $     2,862           $    2,827
                                                                 ------------        ------------
                                                                 $     2,862           $    2,827
                                                                 ============        ============
Ratio of Earnings to Fixed Charges                                       1.5                 ---(1)
                                                                 ============        ============

(1) There was a deficiency of earnings to fixed charges for the three months ended July 3, 1999 of $1,132.

         - The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes and extraordinary item plus fixed charges and "fixed charges" consist of interest expense and amortization of debt issuance costs.


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